Exhibit 10.3
                               OPTION CONTRACT



          THIS CONTRACT is made and entered into this 20th day of November, 1996, by and between Bill L. Bailey and Norma Jean Bailey, husband and wife, hereinafter referred to as "Seller", and Alliance Farms Cooperative Association, a Colorado cooperative association, hereinafter referred to as "Buyer".

          WITNESSETH:

          1. Seller hereby grants to Buyer, subject to the terms and conditions hereinafter set forth, an option to purchase (the "Option") certain real property (the "Property") in Wayne County, Illinois, legally described on Exhibit A, attached hereto and incorporated herein by this reference.


          2. The Option term (the "Term") shall commence upon the execution of this Agreement, and shall terminate on November 1, 1998. If all of Buyer's conditions and contingencies contained herein have been satisfied on or prior to the expiration of the Term, and Buyer shall fail to exercise the Option, or any part thereof, prior to the expiration of the Term, and Seller shall have satisfied all of their conditions to this Contract, then this Option shall lapse, expire and become null and void, and Seller shall be entitled to liquidated damages in an amount equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), and the parties hereby agree that this amount is a fair and reasonable estimate of the damages sustained by Seller and is not a penalty or forfeiture (the "Liquidated Damages Payment"). At or prior to the execution of this agreement, Buyer shall deposit with Seller an original irrevocable standby letter of credit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) issued by CoBank; ACB and in substantially the form and substance set forth in Exhibit B attached hereto and incorporated herein by this reference. Said letter of credit shall give Seller the right to draw upon the full amount of said Letter of Credit upon seller's delivery to Co Bank, ACB of the original Letter of Credit and Seller's written certification as to the satisfaction of all conditions on the face of the Letter of Credit entitling Seller to payment. The letter of credit shall be released by Seller and delivered to Buyer (or Buyer's assigns) upon closing of the transaction as provided for herein which results in all remaining unpurchased tracts of Property being sold as provided herein (other than any tracts that are excluded form Buyer's obligation to purchase as provided herein). During the term of this agreement the original Letter of Credit shall be held by Croegaert, Clark & Hough, Ltd. in its fireproof safe at 305 East Main Street, Olney, Illinois, and Seller shall defend, indemnify and hold harmless Buyer from and against any loss, liability or expense suffered as a result of the loss, theft, improper drawing upon, or improper failure to release said Letter of Credit.

          3. Concurrently with the execution hereof, Buyer shall pay to Seller the sum of One Hundred Dollars ($100.00) (the "Initial Term Deposit") in consideration of Seller's grant of the Option.

     4. A. Buyer must exercise the Option granted herein to purchase the following-described property (the "90.5 Acre Tract") by written notice to Seller within fourteen (14) days of the execution of this
     Contract:

     A tract of land located in Section 1, Township 1 North,
     Range 8 East of the Third Principal Meridian located in
     Wayne County, Illinois and legally described as follows:

     Commencing at the Southeast Corner of the Northeast Quarter of said Section 1, thence in a northerly direction along the east section line of Section 1 a distance of 1,970 feet to a point, thence westerly parallel with the south line of said
     Section 1 a distance of 2,000 feet to a point, thence southerly parallel with the east line of said Section 1 a distance of 1,970 feet to the south line of the Northeast Quarter of said Section 1, thence easterly along said quarter section line a distance of 2,000 feet to the point of beginning, containing 90.5 acres, more or less.

     Upon Buyer's giving of written notice of exercise, this Contract shall immediately operate as a real estate sale contract for the purchase of the
90.5 Acre Tract on the terms herein set forth. Buyer may elect to divide this 90.5 Acre Tract into two separate tracts for the purpose of allowing separate closings. The total purchase price for this tract shall be Three Hundred Ninety-Nine Thousand Six Hundred Forty-Nine and 84/100 Dollars ($399,649.84). Should Buyer elect to divide the 90.5 Acre Tract into two separate tracts with separate closings, the purchase price for each tract shall be the sum of One Hundred Ninety-Nine Thousand Eight Hundred Twenty-Four and 92/100 Dollars (199,824.92). The date of closing for the entire 90.5 Acre Tract shall be on or before thirty (30) days after Seller's receipt of Buyer's notice of exercise of the option granted in this paragraph 4.A (except to the extent that the closing is delayed by Seller).

          B. At any time prior to the expiration of the Term, Buyer may exercise the Option granted herein to purchase an additional sixty (60) acres of the Property in accordance with the following provisions for each tract purchased:

          (1) Buyer may elect to divide the sixty (60) acres into two separate tracts for the purpose of allowing separate closings.

          (2) Buyer shall deliver written notice to Seller ("Buyer's Notice") of Buyer's election to purchase one or more identified tracts of Property (the "Purchase Parcel"), the legal description of said Purchase Parcel to be determined by a survey conducted by a licensed surveyor of the State of Illinois, with the costs of said survey to be borne by Buyer. Upon delivery of any such Buyer's Notice, this Contract shall immediately operate as a real estate sale contract for the purchase of each such Purchase Parcel on the terms hereinafter set forth. The date of closing for any identified tract shall be on or before thirty (30) days after Seller's receipt of Buyer's notice of exercise of the option granted in this paragraph 4.B (except to the extent that the closing is delayed by Seller).

          (3) The purchase price for each such Purchase Parcel shall be equal to the sum of One Thousand Eight Hundred Fifty and No/100 Dollars ($1,850.00) per acre, plus the cost of any grading, terracing, excavating and other earthmoving improvements made to the real estate by Seller at the written request of Buyer. Seller shall have the exclusive right to perform all labor and to provide all equipment required for the grading, terracing, excavating and other earthmoving improvements requested by Buyer. The cost of any such improvements shall be calculated and determined as follows:

               Seller shall provide the following equipment and operator at rates determined under the following schedule:

                                        Per Hour Rates

      Tractor and disk -                             $70.00
      Road Grader -                                  $65.00
      Compactor -                                    $60.00
      Single Pull 613 -                              $80.00
      Single Pull with Laser -                      $100.00
      Single Pull 615 -                             $125.00
      Double Pull 29 yd. -                          $140.00
      Double Pull 28 yd. with Laser                 $160.00
      Trackhoe -                                     $85.00
      Bulldozer (D-8, D-9, 21-C) -                   $90.00
      Land Leveler -                                 $65.00
      Land Leveler with Laser -                      $85.00
      Disk Roller -                                  $65.00


               C. Notwithstanding the foregoing, the Buyer shall not be entitled to exercise the Option granted herein as to the balance of the Property until October 15, 1998 and must exercise said Option by written notice on or before November 1, 1998. The total purchase price for the balance of the Property shall be One Thousand Eight Hundred Fifty and No/100 Dollars ($1,850.00) per acre plus the cost of a dam and lake previously constructed by Seller in the amount of $38,056.67. The date of closing for the balance of the Property shall be on or before November 15, 1998 or such other date as Buyer and Seller shall mutually agree (except to the extent that the closing is delayed by Seller).

               D. Seller shall convey to Buyer merchantable fee simple title to the property, subject only to Permitted Exceptions (as hereinafter defined). Possession of such tract shall be delivered to Buyer at closing.

          E. (1) Seller excepts and reserves all oil, gas, coal or other minerals for a period of twenty-five (25) years from the date of closing on any portion of the Property and as long thereafter as oil, gas, coal or other minerals are produced from the Property. Any conveyance shall be subject to mineral reservations, exceptions and conveyances of record. Notwithstanding the foregoing, under no circumstances shall Seller's exercise and enjoyment of the rights reserved in this paragraph be permitted to create a nuisance or otherwise disturb Buyer's business and operations on the Property, and Seller shall defend, indemnify and hold harmless Buyer from and against any loss, liability or expense suffered as a result of Seller's exercise and enjoyment of the rights reserved in this paragraph.

               (2) Seller reserves exclusive hunting and fishing rights on the property during the term of his natural life. Buyer hereby grants an irrevocable license to Seller for such purposes.

               F.   In connection with any tax-free exchange pursuant to
     Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, involving the Property and other property owned or to be acquired by Seller, Seller may, without the consent of Buyer, assign this Agreement and their rights hereunder to any qualified intermediary (an "Intermediary") participating with Seller in such exchange as contemplated by Treasury Regulation Section 1.1031(k)-1(g)(4) and related regulations. In the event of any such assignment to an Intermediary: (i) Seller shall give written notice of such assignment and the identity of the Intermediary to the Buyer at least ten (10) days prior to the date of closing; (ii) except to the extent of any liabilities expressly assumed by the Intermediary in writing in connection with such assignment, the Intermediary shall have no personal liability to the Buyer or any other person or entity under this Agreement, or under any other document or instrument at any time executed by Seller or the Intermediary in connection herewith or pursuant hereto (each such document or instrument being referred to herein as "Related Document@), and neither the Buyer nor any other person or entity shall have any recourse against the Intermediary or any of its assets on account of any breach or default hereunder or under any Related Document; (iii) the Intermediary shall have all of the rights and remedies of Seller provided for herein or in any Related Documents; (iv) there shall be no diminution of the Buyer's rights or remedies, and no increase of the Buyer's liabilities or obligations, hereunder or under any Related Documents on account of such assignment;
     (v) notwithstanding anything to the contrary contained herein, Seller shall continue to be liable for all obligations imposed upon Seller under this Agreement and under any Related Document executed by Seller.

               G. Seller shall pay all taxes and assessments, general and special, which are a lien upon each tract of Property purchased by Buyer and can be paid at the Closing and Buyer shall assume all taxes and assessments, general and special, which become a lien after the Closing except that (a) as to any assessments payable in installments, Seller shall be liable only for those instruments payable with respect to the years prior to the year in which the Closing occurs, and (b) all taxes and assessments, general and special, and all installments of any assessments, which are due and payable for the year in which the Closing occurs shall be prorated as of the Closing. In the event that the amount of any such tax or assessment for the year in which the Closing occurs cannot be determined, then such proration shall be based upon the amount of such tax or assessment for the preceding year.

               H. For each tract of Property purchased by Buyer, Seller shall furnish to Buyer, at Seller's cost, an Owner's Title Insurance Policy, ALTA Form B-1970 (amended 10-17-70 and 10-17-84) (the "Policy@) in the amount of the Purchase Price, from a company reasonably acceptable to Buyer authorized to insure titles in the State of Illinois (the "Title Company") insuring a merchantable fee simple title in such Purchase Parcel in Buyer as of the date and time of the recording of the Deed. Permitted Exceptions to title shall include only:

          (1)  The lien of general taxes not yet payable;

          (2)  Zoning laws and building ordinances;

          (3) Easements of record for utilities, drainage and public roads, highways and improvements;

          (4) Covenants and restrictions of record that do not interfere with Buyer's current and contemplated business; and,

          (5)  Reservation of mineral title as set forth above.

               Seller shall, within fifteen (15) days from the date of delivery of each Buyer's Notice, deliver to Buyer a commitment for the Policy (the "Commitment"). Within fifteen (15) days of receipt of each Commitment, Buyer shall notify Seller of any defect or exception to title to which Buyer objects ("Buyer's Objections"). If Buyer fails to notify Seller within said fifteen
          (15) day period of any such exception or defect, Buyer shall be deemed to have accepted the exceptions noted on the Commitment, and such exceptions shall constitute the "Permitted Exceptions", as said term is used herein. Seller shall use their best efforts to eliminate or modify Buyer's Objections to the satisfaction of Buyer. If Seller is unable to eliminate or modify Buyer's Objections to the satisfaction of Buyer, Buyer (a) may terminate and cancel Buyer's obligation to purchase the affected tract of Property by notice in writing to Seller by the earlier to occur of
          (i) the Closing Date, or (ii) five (5) business days following notice from Seller that it is unable to so eliminate or modify Buyer's Objections, and thereupon Buyer's failure to purchase said tract of Property shall not entitle Seller to the Liquidated Damages Payment or (b) shall accept such title to such Purchase Parcel as Seller can deliver with a reasonable reduction in the Purchase Price, with said reduction determined by a qualified real estate appraiser, appointed by Buyer, with a minimum of ten (10) years of experience in appraising rural property. The title commitment shall be conclusive of title as therein shown as to all matters insured by the policy, subject to exceptions as therein stated.

          I. (1) Buyer has already taken possession of the 90.5 Acre Tract of real estate described in paragraph 4.A. above on or about May 1, 1996 and has been conducting a hog confinement operation on the tract since said date. As a results of such uses and activities, physical and other changes may have occurred on the tract. Prior to taking possession, Buyer had full right of access to the 90.5 Acre Tract to enable it to conduct any independent environmental audits and tests for the existence of environmental conditions in violation of environmental laws, as a result of which Buyer determined that there existed prior to its possession of the tract no adverse physical or environmental condition on the tract. Accordingly, Buyer waives, releases, covenants not to sue and forever discharges Sellers, their agents and employees and other persons acting on behalf of Seller, of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Buyer now has or which may arise in the future on account of or growing out of or in connection with any physical characteristics or existing condition, including without limitation, subsurface conditions, solid and hazardous waste, and hazardous materials on, under, or related to the 90.5 acres, or any applicable law or regulation. Buyer acknowledges that this clause is a negotiated part of this Agreement and serves as an essential component of consideration for the property. The release contained under this clause includes, but is not limited to, the release of Seller from all claims pursuant to the Illinois Responsible Property Transfer Act S.H.A., 765 ILCS 90/1 et seq. and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               (2) As additional consideration in determining the purchase price of the tract, Buyer assumes and covenants to undertake and discharge all liabilities of Seller or Buyer arising from:

               (i) Any condition which now exists or may be found to exist in, on, under or about the 90.5 Acre Tract,

               (ii) A determination that the 90.5 Acre Tract or any portion violates any applicable environmental or health or safety law, ordinance, regulation or ruling, and

               (iii)     The presence, use, generation, storage, release,
                    threatened release, or containment, treatment or disposal of any hazardous materials on the 90.5 Acre Tract. Such liabilities include without limitation any losses, damages or expenses, including attorney fees and related expenses arising from any matters relating to the existence of hazardous substances or hazardous wastes as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 482 U.S.C. 9601, et seq. or the Resource, Conservation and Liability Act, 42 U.S.C. 6901, et seq., or similar state environmental laws or subsequent federal or state legislation of a similar nature which may be enacted from time to time.

               (3) Buyer shall defend, indemnify and hold Seller harmless from and against any and all damage, costs, loss, liability and expense, which may be incurred by Seller by reason of, resulting from, or in connection with or arising in any manner whatsoever from any breach of the covenant of Buyer contained in this paragraph. The covenants and agreements of Buyer in this paragraph shall survive the closing and consummation of the transactions contemplated in this Contract.

               (4) Buyer shall have the right to have access to the remainder of the Property (approximately 410 acres) to enable an independent environmental consultant chosen by Buyer and approved in advance by Seller, which approval shall not be unreasonably withheld or delayed, to inspect, audit and test the Property for the existence of environmental conditions and violations of environmental laws ("environmental assessment"). The scope, sequence and timing of the environmental assessment shall be at the sole discretion of the Buyer but shall be conducted in a manner which will minimize disruption to the farming operations to be conducted on the Property.

                    Buyer may terminate this agreement no later than five
               (5) business days after receipt of any environmental assessment by so notifying the Seller if the environmental assessment reveals the existence of any violation of environmental law which Buyer is unwilling to accept. The notification to Seller shall include a copy of the environmental assessment. Seller shall have the option to elect to remove or remediate any condition which has caused any violation of an environmental law in which event Buyer shall have no right to terminate this agreement. If Buyer elects to remove or remediate any environmental concerns, he shall so notify Seller within five (5) days of receipt of the Buyer's notification and a copy of the environmental assessment. Seller shall have ninety (90) days from receipt of notification from Buyer of said violation within which to remove or remediate the condition which resulted in the violation of environmental law at the Seller's sole cost and expense. Seller shall not be obligated to remove or remediate non-compliance with any environmental law and shall not be liable to Buyer for their failure or refusal to do so, it being understood that Buyer's sole remedy will be the option to terminate this agreement, in which event it shall be entitled to the prompt return of the earnest money and the Letter of Credit as its full remedy, or Buyer may close this transaction without abatement of the purchase price in which case Seller shall not be obligated to remove or remediate any non-compliance with any environmental laws.

          J. Subject to the other terms and provisions of this Contract, the closing hereunder shall take place as follows: Seller shall deliver to Buyer, at the office of the Title Company, a General Warranty Deed (the "Deed"), properly executed and conveying each tract of Property purchased free and clear of all liens and encumbrances whatsoever, except as herein provided, and reserving for Seller any and all mineral rights on the tract of Property purchased; Buyer shall then and there pay the balance of the Purchase Price for said tract of Property purchased. It is agreed that Seller and Buyer shall each deliver the Deed, the original Letter of Credit (at the final closing, if applicable), the money and other instruments to be delivered by them to the Title Company to be held by the Title Company under instructions that the same not be delivered unless and until the requirements of this Contract have been satisfied.

          K. Subject to the rights of termination otherwise contained herein, if Seller has complied with all the terms and conditions contained herein and Buyer thereafter fails to perform by failing to deliver the balance of the Purchase Price on any tract on or before the Closing Date or Buyer fails to perform any other agreement contained herein and such default continues for five (5) days after notice in writing to Buyer, then Seller shall be entitled to declare this Contract null and void and forfeit and retain the Liquidated Damages Payment and enforce collection of such damages by presentment of the irrevocable letter of credit as their sole and exclusive remedy. If Buyer has complied with all the terms and conditions contained herein, and thereafter Seller fails to perform any of the covenants or conditions contained herein prior to the Closing Date and such default continues for five (5) days after notice in writing to Seller, Buyer, may at its option, terminate this Contract and obtain the prompt return of the original Letter of Credit and this contract shall be considered canceled, null and void, or Buyer may seek specific performance of this Contract. If this Contract is terminated prior to closing, Buyer shall not be entitled to damages of any type, direct or consequential, it being expressly understood and agreed that the remedies specifically described herein shall constitute Buyer's sole remedies hereunder for Seller's default prior to closing, and that Buyer hereby waives any and all remedies not expressly provided herein.

          L. The parties hereto shall negotiate in good faith a lease for the growing and harvesting of crops by Seller on each tract purchased and an additional three hundred fifty (350) acre tract previously purchased from Seller, utilizing that certain standard Farm Lease entitled "Illinois Crop-Share Cash Farm Lease" prepared by the Department of Agricultural Economics, Cooperative Extension Service, College of Agriculture, University of Illinois at Champaign, Urbana.

     5. Seller and Buyer represent to, and agree with, each other that neither has dealt with any real estate broker or agent or any other party who may claim or be entitled to a commission in connection with the sale of the Property, or any part thereof.

          6. All notices and other communications required hereunder shall be in writing and shall be considered as given when delivered personally or when deposited in the U.S. mails, registered or certified, return receipt requested, postage prepaid, addressed (a) if to Seller, at Rural Route 1, Box 89, Xenia, Illinois 62899, and (b) if to Buyer, at Alliance Farms Cooperative Association, c/o Farmland Industries, Inc., 3315 North Oak Trafficway, P.O. Box 7305, Kansas City, Missouri 64116-0005. Either party may by notice as aforesaid designate a different address for notices or other communications intended for it. All notices given as aforesaid shall be deemed given as of the second day after the date upon which such notice is placed in the U. S. mail.

          7. Seller hereby covenants and agrees to defend (with counsel of Buyer's choice), indemnify and hold Buyer harmless from and against all claims, suits, orders, judgments and decrees, losses, damages, fines, penalties, liens, liabilities and expenses (including Buyer's personnel and overhead costs and attorney's fees and other costs incurred in connection therewith, regardless of whether they or any of them involve litigation) resulting from any actual or alleged injury (including death) to any person or from any actual or alleged loss of or damage to any property alleged to be attributable to Seller or Seller's operation or occupation (including through its agents, employees, guests, invitees and independent contractors) of the Property, or any part thereof, or alleged to be or have been caused by or resulting from any act or omission of Seller or any agent, employee or independent contractor thereof, or any licensee, guest or invitee or independent contractor of any such entity in or about the Property, or any part thereof.

          8. Buyer hereby covenants and agrees to defend (with counsel of Seller's choice), indemnify and hold Seller harmless from and against all claims, suits, orders, judgments and decrees, losses, damages, fines, penalties, liens, liabilities and expenses (including Seller's personnel and overhead costs and attorney's fees and other costs incurred in connection therewith, regardless of whether they or any of them involve litigation) resulting from any actual or alleged injury (including death) to any person or from any actual or alleged loss of or damage to any property, alleged to be attributable to Seller or Seller's operation or occupation (including through its agents, employees, guests, invitees and independent contractors) of the Property prior to Closing, or to Seller's breach of any of its obligations under this Contract, alleged to be or have been caused by or resulting from any act or omission of Seller or any agent, employee or independent contractor thereof, or any licensee, guest or invitee or independent contractor of any such entity in or about the Property, or any part thereof.

          9. Seller and Buyer each warrant and represent to the other that it has all requisite power and authority to enter into this Contract and to carry out its obligations hereunder, and that its entering into this Contract and carrying out its obligations hereunder shall not be violative of any statute, law, ordinance or regulation or of any agreement to which it is a party.

         10. Seller and Buyer shall execute, concurrently with the execution of this Contract, a memorandum (the "Memorandum") of this Contract in form sufficient for recording. Buyer shall cause the Memorandum to be recorded at its cost and expense.

         11. This Contract contains the entire agreement between the parties respecting the matters set forth, and expressly supersedes all previous or contemporaneous agreements, understandings, representations or statements between the parties respecting such matters.

          12. Any covenants and agreements which this Contract does not require to be fully performed prior to the Closing of each Purchase Parcel shall survive said Closing and shall be fully enforceable thereafter in accordance with their terms.

          13. This Contract and any of its terms may only be altered, amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          14. If any provision of this Contract, or any instrument to be delivered by either of the parties at the Closing of each such Purchase Parcel pursuant to this Contract, is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in the document.

          15. Nothing in this Contract, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Contract.

          16. Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of and shall not be used to interpret this Contract. The singular form shall include plural and the masculine shall include the feminine and vice versa. This Contract shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Contract.

          17. This Contract shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors and assigns.

          18. This Contract shall be governed and construed in accordance with the laws of the State of Illinois.

          19. Time is of the essence of this Agreement. If the date for performance of a condition hereof shall fall on a Saturday, Sunday or a holiday, it may be performed on the next business day.

          20. This Agreement supersedes all previous agreements, negotiations, statements and undertakings which are merged herein and its terms and conditions, including all representations, indemnities, covenants and warranties, shall remain in full force and effect and shall not merge or terminate on the closing.

This Agreement may be signed in counterparts, all of which shall be deemed originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in two or more counterparts and dated as of the date first above written.

                         SELLER:


                         BILL L. BAILEY


                         NORMA JEAN BAILEY




                         BUYER:

                         Alliance Farms Cooperative Association, a Colorado
                              cooperative association.

                         By
                           Typed Name:
                           Title:
                                   EXHIBIT A


TRACT 1:  The North Half of Section 1, EXCEPT a part of the Northwest Quarter of
Section 1, Township 1 North, Range 8 East of the Third Principal Meridian, more particularly described as follows: Commencing at the Northeast corner of said
Section 1; thence North 89 Degrees 45 Minutes 10 Seconds West, 2897.43 feet along the north line of Section 1 to the point of beginning; thence North 89 Degrees 45 Minutes 10 Seconds West, 208.88 feet along the North line of
Section 1; thence

South 0 Degrees 43 Minutes 05 Seconds East, 205.93 feet; thence South 88 Degrees 49 Minutes 30 Seconds East, 199.79 feet; thence North 0 Degrees 23 Minutes 30 Seconds West, 209.04 feet to a point on the North line of Section 1 being the point of beginning, and FURTHER EXCEPT a tract more particularly described as beginning at a point 8 chains East of the Northwest corner of the Northeast Quarter of Section 1, Township 1 North, Range 8 East of the Third Principal Meridian, thence South 4 chains, thence East 2.50 chains, thence North 4 chains, thence West 2.50 chains to the point of beginning;

and

The North Half of the North Half of the South Half of Section 1;

and

The Northeast Quarter (known as the East Half of Lot 2) of the Northeast Quarter of Section 2;

and

All in Township 1 North, Range 8 East to Third Principal Meridian.

                                  EXHIBIT B


APPLICANT:
ALLIANCE FARMS COOPERATIVE ASSOCIATION
3315 NORTH OAK TRAFFICWAY
P. O. BOX 7305
KANSAS CITY, MO 64116-0005

BENEFICIARY;
BILL L. BAILEY AND NORMA JEAN BAILEY
R R 1, BOX 89
XENIA, IL 62899

IRREVOCABLE LETTER OF CREDIT NO.

AT THE REQUEST, AND FOR THE ACCOUNT, OF ALLIANCE FARMS COOPERATIVE ASSOCIATION, WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT NUMBER
IN THE AMOUNT OF ONE HUNDRED FIFTY THOUSAND U.S. DOLLARS ($150,000.00) EXPIRATION DATE NOVEMBER 30, 1998 IN DENVER, COLORADO WHICH IS AVAILABLE FOR PAYMENT UPON PRESENTATION OF YOUR SIGHT DRAFT AND THE FOLLOWING DOCUMENTS:

     THIS ORIGINAL LETTER OF CREDIT.

2. A WRITTEN CERTIFICATE, SIGNED BY THE BENEFICIARY AND ACKNOWLEDGED BY A NOTARY PUBLIC, WHICH CERTIFIES AS FOLLOWS:
     A. AS OF NOVEMBER 1, 1998, ALL OF THE CONDITIONS AND CONTINGENCIES SPECIFIED IN THE OPTION CONTRACT DATED NOVEMBER 20,1996 BETWEEN APPLICANT AND BENEFICIARY HAVE BEEN SATISFIED.
     B. AS OF NOVEMBER 1, 1998, APPLICANT HAS FAILED TO EXERCISE THE OPTION GRANTED TO IT UNDER SAID OPTION CONTRACT.
     C. NOT LESS THAN FIVE NOR MORE THAN 26 BUSINESS DAYS PRIOR TO BENEFICIARY'S PRESENTMENT OF THIS ORIGINAL LETTER OF CREDIT AND BENEFICIARY'S CERTIFICATE TO COBANK BENEFICIARY HAS NOTIFIED APPLICANT OF BENEFICIARY'S INTENTION TO DRAW ON THIS LETTER OF CREDIT.

WE HEREBY ENGAGE WITH THE BENEFICIARY THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION IN OUR OFFICES, AS SPECIFIED.
THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE "UCP").



AUTHORIZED SIGNATURE                AUTHORIZED SIGNATURE